Exhibit 107.1
Calculation of Filing Fee Table
Form
S-8
Registration Statement Under
The Securities Act Of 1933
(Form Type)
Black Stone Minerals, L.P.
(Exact Name of Registrant as Specified in its Charter)
Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

1 Equity	Common Unit	Other	11,000,000	$12.85	$141,350,000	$ 153.10 per $1,000,000	$21,640.69

Total Offering Amounts					$141,350,000		$21,640.69

Total Fee Offsets							—

Net Fee Due							$21,640.69

(1)
The Form
S-8
registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 11,000,000 common units representing limited partner interests (the “Units”), of Black Stone Minerals, L.P., a Delaware limited partnership, that may be delivered with respect to awards under the Black Stone Minerals, L.P. 2025 Long-Term Incentive Plan (as amended from time to time, the “Plan”) effective as of June 25, 2025, which Units consists of units reserved and available for delivery with respect to awards under the Plan and additional units that may again become available for delivery with respect to awards under the Plan pursuant to the unit counting, unit recycling and other terms and conditions of the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall be deemed to cover an indeterminate number of additional Units that may become issuable as a result of unit splits, unit dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan. The proposed maximum offering price per unit and proposed maximum aggregate offering price for the Units covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a Unit as reported on the New York Stock Exchange on June 26, 2025 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $12.85.